UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant / X /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/    / Preliminary Proxy Statement.
/    / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e) (2)).
/    / Definitive Proxy Statement.
/ X / Definitive Additional Materials.
/    / Soliciting Material under § 240.14a-12.

PUTNAM HIGH INCOME SECURITIES FUND
PUTNAM MANAGED MUNICIPAL INCOME TRUST
PUTNAM MASTER INTERMEDIATE INCOME TRUST
PUTNAM MUNICIPAL OPPORTUNITIES TRUST
PUTNAM PREMIER INCOME TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X / No fee required.

/    / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

/    / Fee paid previously with preliminary materials.

/    / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Dear [advisor name here]:

In late December, we mailed a proxy statement to Putnam fund shareholders requesting their vote on proposals that affect their investments in the Putnam funds. The Putnam funds will be holding a shareholder meeting on February 27, 2014, in Boston to vote on the following proposals:

· Approving new management contracts on all Putnam funds due to the possible “change of control” of Putnam Investments resulting from the passing of Paul G. Desmarais, who was the controlling shareholder of Power Corporation of Canada, Putnam’s ultimate parent company;

· electing Trustees (all open-end funds);

· approving an Amended and Restated Declaration of Trust (all open-end funds); and

· other matters affecting the investment policies of three funds — Putnam Dynamic Asset Allocation Conservative Fund, Putnam Global Consumer Fund, and Putnam Global Financials Fund

If you receive inquiries from clients, please encourage them to take a moment to vote on these important matters. Clients can vote by visiting the website or calling the toll-free number listed on the proxy card. They also may vote by returning the card in the postage-paid envelope provided in the mailing.

Please feel free to contact me with any additional questions.

[RMD/RMA Name]